Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On June 28, 2021, Meta Materials Inc. (formerly known as “Torchlight Energy Resources, Inc.” or “Torchlight”) completed an Arrangement Agreement with Metamaterial Inc. (“MMI”) and acquired all of the outstanding common stock of MMI by way of a statutory plan of arrangement (the “Arrangement”). . Immediately following the completion of the Arrangement, the former security holders of MMI owned approximately 70% of the Meta Materials Inc. (“Combined Company”) Common Stock, accordingly, the former shareholders of MMI, as a group, retained control of the Combined Company.

The following tables set forth selected unaudited pro forma historical financial information and unaudited pro forma per share information in connection with the Combined Company. The pro forma amounts included in the tables below are presented as if the Arrangement had been consummated for all periods presented, have been prepared in accordance with US GAAP, but have not been audited. The pro forma amounts in the tables below are presented for informational purposes. You should not rely on the pro forma amounts as being indicative of the financial position or the results of operations of the Combined Company that would have actually occurred had the acquisition been consummated during the periods presented or of the future financial position or future results of operations of the Combined Company.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only, in accordance with Article 11 of Regulation S-X. The assumptions and estimates underlying the unaudited adjustments to the pro forma consolidated financial statements are described in the accompanying notes, which should be read together with the pro forma consolidated financial statements. You should read this information in conjunction with, and such information is qualified in its entirety by, MMI historical audited consolidated financial statements for the year ended December 31, 2020 and its condensed consolidated interim financial statements for the three months ended March 31, 2021 included as Exhibits 99.1 and 99.2 to this current report on Form 8-K/A as well as Torchlight historical audited consolidated financial statements for the year ended December 31, 2020 and its interim consolidated financial statements for the three months ended March 31, 2021 included in Torchlight’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

The unaudited pro forma consolidated financial statements have been derived from the historical consolidated financial statements of Torchlight and MMI as follows:

•

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 combine the historical consolidated statements of operations of Torchlight and the historical consolidated statements of operations of MMI, giving effect to the Arrangement as if it had been consummated on January 1, 2020, the beginning of the earliest period presented.

•

The unaudited pro forma consolidated balance sheet combines the historical consolidated balance sheet of Torchlight and the historical consolidated balance sheet of MMI as of March 31, 2021, giving effect to the Arrangement as if it had been consummated on March 31, 2021.

The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give pro forma effect to events that are: (a) directly attributable to the Arrangement; (b) factually supportable; and (c) with respect to the statements of operations, events that are expected to have a continuing impact on Torchlight’s results following the completion of the Arrangement.

See accompanying notes to the unaudited pro forma combined financial statements.

META MATERIALS INC.

Unaudited Pro Forma Consolidated Balance Sheets

As of March 31, 2021

	Meta Historical	Torchlight Energy Historical	Torchlight Energy Proforma Adjustments	Note Ref.	MMI Proforma Adjustments	Note Ref.	Pro Forma Combined
ASSETS
Current assets:
Cash	12,077,421	13,154,580	137,249,293	n,o	—		162,481,294
Restricted Cash	795,229	—	—		—		795,229
Convertible note receivable	—	10,089,863	(539,535)	c,i	(9,550,328)	P	—
Accounts receivable	89,443	137,801	(137,801)	a	—		89,443
Grants and other receivables	300,643	—	—		—		300,643
Due from related parties	48,667	99,820	(99,820)	a	—		48,667
Inventory	341,174	—	—		—		341,174
Prepaid expenses and other current assets	501,289	54,283	(54,283)	a	—		501,289
Assets held for sale	—	—	72,797,392	c,1	—		72,797,392

Total current assets	14,153,866	23,536,347	209,215,246		(9,550,328)		237,355,131
Oil and gas properties, net	—	31,441,701	(31,441,701)	a,b	—		—
Convertible note receivable	—	1,032,548	—		(1,032,548)	P	—
Property and equipment	3,940,190	4,128	(4,128)	a	—		3,940,190
Intangibles	4,499,147	—	—		—		4,499,147
Right-of-use assets	1,246,097	—	—		—		1,246,097
Goodwill	—	—	214,884,934	j	—		214,884,934

TOTAL ASSETS	23,839,300	56,014,724	392,654,351		(10,582,876)		461,925,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,019,037	590,396	500,000	m	—		4,109,433
Related party payables	—	45,000	(45,000)	a	—		—
Due to working interest owners	—	54,320	(54,320)	a	—		—
Preferred stock liability	—	—	77,906,354	f	—		77,906,354
Liabilities held for sale	—	—	19,386	1	—		19,386
Current portion of long-term debt	942,947	—	—		—		942,947
Current portion of deferred revenue	1,942,542	—	—		—		1,942,542
Current portion of deferred government assistance	919,922	—	—		—		919,922
Unsecured convertible promissory notes	10,582,876	—	—		(10,582,876)	P	—
Current portion of lease liabilities	227,657	—	—		—		227,657

Total current liabilities	17,634,981	689,716	78,326,420		(10,582,876)		86,068,241
Deferred revenue	696,516	—	—		—		696,516
Deferred government assistance	112,020	—	—		—		112,020
Deferred tax liability	276,632	—	—		—		276,632
Lease liabilities	1,092,432	—	—		—		1,092,432
Funding Obligation	816,450	—	—		—		816,450
Long-term debt	2,986,769	—	—		—		2,986,769
Asset retirement obligations	—	21,937	—		—		21,937

Total liabilities	23,615,800	711,653	78,326,420		(10,582,876)		92,070,997

Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001; 150,000,000 shares authorized; 145,313,667 issued and outstanding	—	145,317	(145,317)	d	196,969	k	279,783
Warrant and options exercises			4,220	i,o	—
Capital raise			16,095	i,n	—
Business combination			62,499	e,i	—
					—
Additional paid-in capital	5,250,881	169,149,039			76,294,168	k	451,093,237
Remove TRCH equity			(169,149,039)	d	—
Warrant and options exercises			3,857,170	i,o	—
Capital raise			133,371,014	i,n	—
Business combination			232,320,004	c,i	—
Common stock - $Nil par value; unlimited shares authorized, 105,528,490 shares issued and outstanding at March 31, 2021, and 83,557,709 shares issued and outstanding at December 31, 2020
issued and outstanding	76,491,137				(76,491,137)	k
Accumulated other comprehensive loss	36,844	—	—		—		36,844
Accumulated deficit	(81,555,362)	(113,991,285)	113,991,285	d	—		(81,555,362)

Total stockholders’ equity	223,500	55,303,071	314,327,931		—		369,854,502

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	23,839,300	56,014,724	392,654,351		(10,582,876)		461,925,499

See accompanying notes to the unaudited pro forma combined financial statements.

META MATERIALS INC.

Unaudited Pro Forma Consolidated Statements Of Operations

For the three-months ended March 31, 2021

			Torchlight		MMI
	Meta	Torchlight Energy	Proforma	Note	Proforma	Note	Pro Forma
	Historical	Historical	Adjustments	Ref.	Adjustments	Ref.	Combined
Oil and gas sales	—	$2,471	$(2,471)	g	—		$—
Product sales	22,047	—	—		—		22,047
Development revenue	574,256	—	—		—		574,256

Revenue, net	596,303	2,471	(2,471)		—		596,303
Cost of goods sold - Exclusive of depreciation	400	14,492	(14,492)	g	—		400

Gross profit	595,903	(12,021)	12,021		—		595,903

Expenses (income)
General and administrative	2,364,457	1,722,805	(191,718)	m,h	(468,631)	h	3,426,913
Selling & Marketing	396,594						396,594
Research & Development	1,417,483						1,417,483
Depreciation, depletion and amortization	590,201	421	(421)	b	—		590,201

Total operating expenses	4,768,735	1,723,226	(192,139)		(468,631)		5,831,191
Interest expense, net	(450,908)	(397,918)	397,918	p,q	109,938	P	(340,970)
Loss on foreign exchange, net	(166,444)	—	—		(104,678)	P	(271,122)
Loss on financial instruments, net	(40,004,921)	—	—		(191,973)	P	(40,196,894)
Other income, net	591,907	77,477	(77,477)	q	—		591,907

Total other income (expense) - net	(40,030,366)	(320,441)	320,441		(186,713)		(40,217,079)

Loss before income taxes	(44,203,198)	(2,055,688)	524,601		281,918		(45,452,367)
Income tax recovery	44,679	—	—		—		44,679.00

Net loss	(44,158,519)	$(2,055,688)	$524,601		281,918		$(45,407,688)

Basic and Diluted	(0.26)	$(0.03)					$(0.16)

Weighted average number of common shares outstanding
Basic and Diluted	168,864,762	64,804,519					279,595,252

See accompanying notes to the unaudited pro forma combined financial statements.

META MATERIALS INC.

Unaudited Pro Forma Consolidated Statements Of Operations

For the year ended December 31, 2020

	Meta Historical	Torchlight Energy Historical	Torchlight Energy Proforma Adjustments	Note Ref.	MMI Proforma Adjustments	Note Ref.	Pro Forma Combined
Oil and gas sales	—	$193,379	$(193,379)	g	—		$—
Product sales	2,905	—	—		—		2,905
Development revenue	1,119,278	—	—		—		1,119,278

Revenue, net	1,122,183	193,379	(193,379)		—		1,122,183
Cost of goods sold - Exclusive of depreciation	3,254	188,481	(188,481)	g	—		3,254

Gross profit	1,118,929	4,898	(4,898)		—		1,118,929

Expenses (income)
General and administrative	5,939,910	3,526,700	(388,066)	m,h	(481,516)	h	8,597,028
Selling & Marketing	1,064,659	—	—		—		1,064,659
Research & Development	2,544,519	—	—		—		2,544,519
Depreciation, depletion and amortization	2,326,220	820,441	(820,441)	b	—		2,326,220
Loss on sale of oil and gas property	—	2,928,276	(2,928,276)	b	—		—
Impairment loss	—	2,108,301	(2,108,301)	b	—		—

Total operating expenses	11,875,308	9,383,718	(6,245,084)		(481,516)		14,532,426
Interest expense, net	(1,429,954)	(1,226,710)	1,226,710	p,q	12,701	p	(1,417,253)
Loss on foreign exchange, net	(264,831)	—	—		(23,849)	p	(288,680)
Loss on financial instruments, net	(844,993)	—	—		(354,839)	p	(1,199,832)
Other income, net	1,491,188	(2,176,366)	2,176,366	q	—		1,491,188

Total other (expense) income - net	(1,048,590)	(3,403,076)	3,403,076		(365,987)		(1,414,577)

Loss before income taxes	(11,804,969)	(12,781,896)	9,643,262		115,529		(14,828,074)
Income tax recovery	193,710	—	—		—		193,710,00

Net loss	(11,611,259)	$(12,781,896)	$9,643,262		115,529		$(14,634,364)

Basic and Diluted	(0.08)	$(0.28)					$(0.05)

Weighted average number of common shares outstanding
Basic and Diluted	137,258,259	45,360,800					273,401,300

Meta Materials Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

1. Description of Transaction

On June 28, 2021, Meta Materials Inc. (formerly known as “Torchlight Energy Resources, Inc.” or “Torchlight”) and its subsidiaries, Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc., “Canco”) and 2798831 Ontario Inc. (“Callco”), completed an Arrangement Agreement with Metamaterial Inc. (“MMI”) and acquired all of the outstanding common stock of MMI by way of a statutory plan of arrangement (the “Arrangement”). Prior to the completion of the Arrangement, on June 25, 2021, Torchlight effected a reverse stock split of its Common Stock, at a ratio of two-to-one, changed its name from “Torchlight Energy Resources, Inc.” to “Meta Materials Inc.” (“Combined Company”) and declared a dividend, on a one-for-one basis, of stock of Series A Non-Voting Preferred Stock to holders of record of Torchlight’s common stock as of June 24, 2021.

Pursuant to the completion of the Arrangement, each common share of MMI that was issued and outstanding immediately prior to June 28, 2021 was converted into the right to receive 1.845 newly issued stock of common stock, par value $0.001 per share of the Combined Company or stock of Canco, which are exchangeable for stock of the Combined Company at the election of each former MMI stockholder. In addition, all of MMI’s outstanding options, deferred share units and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire MMI common stock were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire Combined Company Common Stock. Immediately following the completion of the Reverse Take-Over (RTO), the former security holders of MMI owned approximately 70% of the Combined Company Common Stock, accordingly, the former shareholders of MMI, as a group, retained control of the Combined Company.

See accompanying notes to the unaudited pro forma combined financial statements.

2. Basis of presentation

The unaudited pro forma consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the Combined Company after giving effect to the Arrangement.

The Company has concluded that the Arrangement represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. Based on the terms of the Arrangement Agreement, MMI is deemed to be the acquiring company for accounting purposes and the transaction has been accounted for as a reverse acquisition under the guidance of ASC 805. Accordingly, assets and liabilities of MMI have been recorded as of the Arrangement closing date at their respective carrying value and assets and liabilities of Torchlight have been recorded as of the Arrangement closing date at their estimated fair value. The Company has not yet completed an external valuation analysis of the fair market value of the assets to be acquired and liabilities to be assumed. Using the estimated total consideration for the transaction, MMI has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet. The final purchase price allocation will be determined when MMI has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (i) changes in allocations to the Oil and Gas properties (“O&G assets”), preferred shares liability and goodwill based on the results of certain valuations and other studies that have yet to be completed, (ii) other changes to assets and liabilities and (iii) changes to the ultimate purchase consideration.

Note 3 — Preliminary Pro Forma Purchase Price Allocation

The following table presents the preliminary allocation of the $437 million consideration for the transaction as of the acquisition date as follow:

Amount ($)
Fair value of deemed issuance of MMI’s stock – Common Stock	82,814
Fair value of deemed issuance of MMI’s stock – APIC	357,206,830
Fair value of Torchlight’s outstanding warrants – APIC	2,943,370
Fair value of Torchlight’s outstanding options – APIC	9,397,988
Effective settlement of notes payable by MMI to Torchlight	(10,582,876)
Preferred stock liability	77,906,354

436,954,480

Net assets (liabilities) of Torchlight:
Cash and cash equivalents	150,403,873
Assets held for sale: O&G assets	72,797,392
Other liabilities	(1,131,719)
Goodwill	214,884,934

436,954,480

Note 4 — Pro Forma Adjustments

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial information:

See accompanying notes to the unaudited pro forma combined financial statements.

Adjustments to Unaudited Pro Forma Consolidated Balance Sheets and Unaudited Pro Forma Consolidated Statements of Operations:

(a)	To eliminate assets and liabilities settled by Torchlight prior to the closing of the Arrangement.

(b)

Represents the reclassification of Torchlight O&G assets as assets held for sale as well as eliminating the related depreciation, depletion, amortization, and impairment from the statements of operations.

(c)	Represents the preliminary fair value of the O&G assets and the convertible notes receivable adjustment related to the purchase price allocation.

(d)	Represents the elimination of Torchlight’s equity.

(e)	Represents Torchlight Shares issued in the Arrangement.

(f)

Represents Series A Preferred Stock issued in connection with the Arrangement. This amount has been estimated on a preliminary basis based on assets the holders of Series A Preferred Stock will receive of O&G assets of approximately $73 million and additional cash of approximately $5 million.

(g)	Represents the removal of revenues and cost of sales related to Torchlight’s O&G assets that were disposed of or have been classified as held for sale as part of the Arrangement.

(h)	Represents the removal of legal cost incurred in connection with the transaction from general and administrative expenses.

(i)

Reflects approximately $437 million in total consideration for the Arrangement which is reflected in $370 million in additional paid in capital, $0.8 million in common stock, $78 million in preferred shares liability less $10.5 million in convertible notes receivable. The total consideration of $437 million was calculated as follows:

•

The assumption that MMI would have issued 44.9 million (pre conversion) shares to Torchlight in order for MMI shareholders to own approximately 70% of the outstanding Combined Company Stock at a share price of $7.96, the closing share price of META on June 28, 2021 to equal approximately $357 million which is allocated between common stock of $0.8 million and additional paid in capital of $357 million.

•

Adding the fair value of deemed issuance of Torchlight options and warrants that were outstanding at the time of acquisition of approximately $12.3 million which is recorded to additional paid in capital.

•

Adding the estimated fair value of the obligation created through the Series A Non-Voting Preferred Stock of approximately $78 million to distribute additional consideration to the previous shareholders based on the proceeds of the acquired O&G assets.

•

Deducting the estimated fair value of the previously existing unsecured promissory notes issued by MMI to Torchlight of approximate fair value $10.5 million. These notes were effectively settled pursuant to the close of the Arrangement.

(j)

This figure is goodwill related to the Closing of the Arrangement. In accordance with ASC 805, the Arrangement will be accounted for as a reverse acquisition in which MMI will be treated as the accounting acquirer and Torchlight will be treated as the accounting acquiree. The relevant portion of ASC 805 provides that in a reverse acquisition, goodwill should be recorded for and attributed to any difference between the total consideration deemed to be transferred by the accounting acquirer and the total net assets of the accounting acquiree. For purposes of the goodwill analysis under ASC 805, the total “consideration” transferred by MMI, as the accounting acquirer in the Arrangement, and as outlined in note I, is primarily based on the market value of the number of MMI shares that would have to be issued to Torchlight, as the accounting acquiree in the Arrangement, that would result in MMI owning approximately 70% of the outstanding Combined Company Shares after the Closing of the Arrangement. Based on the market value of the META Shares on June 28, 2021, and along with other components of the consideration, this would result in pro forma total consideration being transferred to the Company of approximately $437 million. Further, the pro forma total net assets of Torchlight to be transferred to MMI as the accounting acquirer, would be equal to approximately $222 million. The difference between the $437 million of consideration and the $222 million of pro forma net assets yields goodwill of approximately $215 million. In addition to the cash and fixed assets being transferred, Torchlight is delivering a NASDAQ listed legal entity in good standing that will provide the Combined Company with ready access to significant capital sources in the future to fund its growth plans. The value of this listing is a contributing factor to the goodwill but is difficult to quantify and may be difficult to support in any subsequent goodwill impairment testing.

See accompanying notes to the unaudited pro forma combined financial statements.

Accounting Standards Codification Topic 350 provides that the Combined Company’s recorded goodwill is not to be amortized and is to be tested, at least annually for impairment. Impairment of goodwill is the condition that exists when the carrying amount of the Combined Company unit that includes goodwill exceeds its fair value. A goodwill impairment loss is to be recognized for the amount that the carrying amount including goodwill, exceeds its fair value, limited to the total amount of goodwill. The pro forma goodwill of the Combined Company is highly sensitive to changes in Torchlight assets and liabilities between the date of presentation of the “Unaudited Pro Forma Financial Information” included in form 8-K/A and the date that complete valuation of Torchlight assets and liabilities is performed, as well as fluctuations in the market price of the META Shares. The volatility of the trading price of the Combined Company’s common stock could also have a material impact on the pro forma goodwill and the fair value of the Combined Company. The impairment analysis is intended to be performed in conjunction with reviews of the Combined Company’s quarterly financial statements, or upon triggering events (which would include Asset Sale Transactions) and adjustments required will be made at such time.

(k)	Represents the reclassification of MMI equity into Torchlight Shares.

(l)	The remaining O&G assets are classified as Assets Held for Sale.

(m)	Represents additional payables related to amounts incurred in relation to the transactions.

(n)

Represents the issuance of 8,047,355 Torchlight Shares (adjusted for reverse stock-split) at an average share price of $8.28 per share for total cash consideration of $133,371,014 net of issuance costs in anticipation of the closing of the Arrangement.

(o)

Represents the issuance of 2,109,806 Torchlight Shares (adjusted for reverse stock-split) as a result of exercises of warrants and options for total cash consideration of $3,861,411 net of issuance costs in anticipation of the closing of the Arrangement.

(p)

Represents the elimination of notes receivable and notes payable between Torchlight and MMI upon acquisition and subsequent consolidation from the consolidated statements of balance sheets as well as elimination of related interest income/expense, unrealized foreign exchange gain and fair value gain on financial instruments from the consolidated statements of operations.

(q)	Represents the issuance of Torchlight common shares in Q1 2021 as follows:
•

11,500,000 Torchlight Shares (adjusted for reverse stock-split) at an average share price of $1.20 per share for total cash consideration of $25,689,649 in anticipation of the closing of the Arrangement.

•	8,362,899 Torchlight Shares (adjusted for reverse stock-split) as a result of the conversion of debt and accrued interest in anticipation of the closing of the Arrangement.

•	901,639 Torchlight Shares (adjusted for reverse stock-split) as a result of the exercise of warrants in anticipation of the closing of the Arrangement.

Note 5 — Loss per share

For the purposes of the Pro Forma Statements, loss per share has been calculated using the weighted average number of Torchlight Shares which would have been outstanding for the three-months ended March 31, 2021 and year ended December 31, 2020 after giving effect to the Arrangement as if it had occurred on January 1, 2020. The following is information on pro forma basic and diluted weighted average common shares outstanding:

	Three-Months Ended March 31, 2021	Year Ended December 31, 2020
Torchlight actual weighted average common shares outstanding – basic and diluted	64,804,519	45,360,800
Torchlight shares to be issued to MMI upon closing of the transaction	196,968,803	196,968,803
Weighted average shares issued in anticipation of the transaction	17,821,930	31,071,697

Pro forma weighted average common shares outstanding – basic and diluted	279,595,252	273,401,300

See accompanying notes to the unaudited pro forma combined financial statements.